UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2023

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrants as specified in its charter)

Israel	001-16174	Not Applicable
(State or Other Jurisdiction of Incorporation))	(Commission File Number)	(IRS Employer Identification Number)

124 Dvora Hanevi’a Street
Tel Aviv 6944020, Israel
(Address of Principal Executive Offices, including Zip Code)

+972- 3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Copies of communications to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Teva Pharmaceuticals USA, Inc. (“Teva”), a U.S. affiliate of Teva Pharmaceutical Industries Ltd., has been engaging in discussions with the U.S. Department of Justice (the “DOJ”) to settle certain charges initially brought against Teva in 2020 by the DOJ’s Antitrust Division alleging that Teva had engaged in certain price-fixing actions and other antitrust offenses concerning the sale of generic drugs (the “Price-Fixing Charges”).

On August 21, 2023, Teva entered into a deferred prosecution agreement (the “DPA”) with the DOJ to settle the Price-Fixing Charges and allow Teva to avoid mandatory exclusion from participation in U.S. federal health care programs. Under the DPA, Teva admits that a single former employee, in three instances involving three separate customers between 2013 and 2015, agreed with competitors that Teva would not bid on an opportunity to supply such customer with a particular generic product. The DPA requires Teva to (i) pay a monetary fine totaling $225 million over five years, with $22.5 million due each year from 2024 through 2027 and $135 million due in 2028; (ii) donate $50 million of two generic products, valued at wholesale acquisition cost, to humanitarian organizations; and (iii) divest one additional generic product to a third-party buyer. In addition, the DPA provides that Teva is required to undertake compliance self-reporting obligations for the three-year term of the DPA and, if the Company remains in compliance with the DPA during its three-year term, and following payment of the monetary fine, the deferred charge against Teva will be dismissed with prejudice.

The foregoing description of the DPA does not purport to be complete and is qualified in its entirety by reference to the DPA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 7.01	Regulation FD Disclosure

On August 21, 2023, Teva Pharmaceutical Industries Ltd. (the “Company”) issued a press release announcing entry into the DPA. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished to the Securities and Exchange Commission (the “Commission”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

The foregoing description of the DPA and the resolutions of the Price-Fixing Charges contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Important factors that could cause or contribute to such differences include risks relating to: the Company’s ability to comply with and operate under the DPA; the risk that the settlement payments the Company is required to make under the DPA may have an adverse impact on the Company’s operations and cash flows; and the risk that the Company will not have the liquidity or other resources necessary to make such settlement payments and provide supplies of its generic products in the amounts and at the times required under the DPA. Investors should read the important risk factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the Commission. Forward-looking statements speak only as of the date on which they are made, and the Company assumes no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. Investors are cautioned not to put undue reliance on these forward-looking statements.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document
10.1	Deferred Prosecution Agreement, dated August 21, 2023.

99.1	Press release of the Company issued on August 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: August 24, 2023	By:	/s/ Amir Weiss
	Name:	Amir Weiss
	Title:	Senior Vice President, Chief Accounting Officer

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